Exhibit 10.1

     AMENDMENT TO AVON PRODUCTS, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT
DATED MARCH 11, 2004 OF ROBERT CORTI
(Effective as of February 28, 2006)

Section 5 is hereby amended to add the following at the end of the section to read as follows:

“Effective as of February 28, 2006, all unvested restricted stock units will become 100% vested.”

AVON PRODUCTS, INC.

Kim K. Azzarelli

		By:	/s/ Kim K. Azzarelli

Date:	February 28, 2006